CAUSEY DEMGEN & MOORE INC. Certified Public Accountants and Consultants Suite 4650 1801 California Street Denver, Colorado 80202-2681 Telephone: (303) 296-2229 Facsimile: (303) 296-3731 www.cdmcpa.com

January 30, 2008

United States Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549

Re: Tatonka Oil and Gas, Inc. SEC File No. 000-50190 Ladies and Gentlemen:

The undersigned Causey Demgen & Moore Inc. has been engaged as the registered public accounting firm to audit the financial statements of Tatonka Oil and Gas, Inc. (the “Company”).

This letter will confirm that we have reviewed Item 4.01(b) of the Company’s Form 8-K dated January 30, 2008, captioned “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT” and that we agree with the statements made therein as they relate to us

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 30th day of January 30, 2008.

Sincerely,

/s/ CAUSEY DEMGEN & MOORE INC.

CAUSEY DEMGEN & MOORE INC.
Denver, Colorado